UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 18, 2024

AGL PRIVATE CREDIT INCOME FUND

(Exact Name of Registrant as Specified in Its Charter)

814-01782
(Commission File Number)
Delaware		99-4917603
(State or Other Jurisdiction of Incorporation)		(I.R.S. Employer Identification No.)

535 Madison Avenue, 24th Floor,

New York, NY 10022

(Address of principal executive offices) (Zip code)

(212) 973-8600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

Commencement of Operations and Purchase of Initial Investments

On October 11, 2024, AGL Private Credit Income Fund, a Delaware statutory trust (the “Company”) commenced operations. On October 21, 2024, the Company purchased $175.9 million of assets pursuant to purchase agreements with each of Barclays Bank PLC and Cliffwater Corporate Lending Fund.

Capital Call Credit Agreement

On October 18, 2024 (the “Effective Date”), the Company entered into a revolving credit facility (the “Capital Call Credit Agreement”), among, inter alios, the Company, as borrower, the lenders from time to time party thereto and Société Générale, as administrative agent, sole lead arranger and letter of credit issuer (in such capacity, the “Administrative Agent”).

The Capital Call Credit Agreement provides for borrowings in U.S. dollars, Euro, Sterling, Canadian dollars and such other currencies to be mutually agreed in an initial aggregate amount of up to $250.0 million with an option for the Company to request, at one or more times, that existing and/or new lenders, at their election, provide up to $500.0 million.

Availability under the Capital Call Credit Agreement will terminate on the earlier of October 17, 2025 (the “Stated Maturity Date”), which may be extended for an additional period of up to 364 days, subject to the consent of the Administrative Agent and extending lenders, and the date of termination of the revolving commitments thereunder.

Borrowings under the Capital Call Credit Agreement are subject to compliance with a borrowing base test. Amounts drawn under the Capital Call Credit Agreement in (a) U.S. dollars will bear interest at a rate per annum equal to: (i) with respect to Daily Simple SOFR loans, Daily Simple SOFR plus 245 basis points (2.45%), (ii) with respect to Term SOFR loans, Term SOFR plus 245 basis points (2.45%) and (iii) with respect to reference rate loans, reference rate plus 145 basis points (1.45%), (b) Euros will bear interest at a rate per annum equal to EURIBOR plus 245 basis points (2.45%), (c) Sterling will bear interest at a rate per annum equal to Daily Simple SONIA plus 3.26 basis points (0.0326%) plus 245 basis points (2.45%), and (d) Canadian dollars will bear interest at a rate per annum equal to (i) with respect to Term CORRA loans with a 1-month interest period, Term CORRA plus 29.547 basis points (0.29547%) plus 245 basis points (2.45%) and (ii) with respect to Term CORRA loans with a 3-month interest period, Term CORRA plus 32.138 basis points (0.32138%) plus 245 basis points (2.45%), in each case subject to a floor of 0.0%; provided that, at any time no single investor accounts for greater than fifty percent (50%) of the borrowing base, the applicable margin will be reduced to: (b)(i) with respect to any loan (other than a reference rate loan), 230 basis points (2.30%) per annum and (ii) with respect to any reference rate loan, 130 basis points (1.30%) per annum.

During the period commencing on the Effective Date and ending on the earlier of the Stated Maturity Date and the date of termination of the revolving commitments under the Capital Call Credit Agreement, the Company will pay a non-use fee of 30 basis points (0.30%) per annum, payable quarterly in arrears based on the average daily unused amount of the commitments then available thereunder.

In connection with the Capital Call Credit Agreement, the Company has made certain representations and warranties and must comply with various covenants and reporting requirements customary for facilities of this type. The Capital Call Credit Agreement contains events of default customary for facilities of this type. Upon the occurrence of an event of default, the Administrative Agent may (and shall at the request of the required lenders) terminate the commitments and declare the outstanding advances and all other obligations under the Capital Call Credit Agreement immediately due and payable.

The Company’s obligations under the Capital Call Credit Agreement are secured by the Company’s ability to call capital from certain of its investors, the capital commitments and capital contributions of such investors and the bank accounts into which such capital contributions are funded.

The foregoing description of the Capital Call Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Capital Call Credit Agreement attached hereto as Exhibit 10.4.

Loan Facility Loan and Servicing Agreement

On October 18, 2024, PCIF Vigilant Funding LLC (“SPV”), a direct wholly-owned subsidiary of the Company, as borrower, and the Company, as equity holder and servicer, entered into a loan facility (the “Loan Facility”) for revolving and term loans pursuant to a Loan and Servicing Agreement (the “Loan Agreement”), with the lenders from time to time party thereto, Société Générale, as agent (the “Agent”), U.S. Bank, National Association, as collateral agent (“Collateral Agent”), collateral administrator, and document custodian. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement.

Loans under the Loan Facility initially bear interest at the applicable base rate plus 2.15% during the Revolving Period and thereafter, 2.50%, subject to a step-up of 2.00% following the occurrence of an Event of Default. The base rate under the Loan Agreement is (i) term CORRA plus 32.138 basis points (0.32138%) with respect to any advances denominated in Canadian dollars, (ii) the Euro Interbank Offered Rate with respect to any advances denominated in Euros, (iii) daily simple Sterling Overnight Index Average with respect to any other advances denominated in U.K. pound sterling, and (viii) term SOFR with respect to advances denominated in United States Dollars.

From the date of execution of the Loan Facility until the nine-month anniversary thereof, no daily commitment fee will be incurred. During the remaining life of the Loan Facility, the Company will pay a non-use fee of 100 basis points (1.00%) per annum, accruing on the portion of the undrawn commitment that is greater than 65.00% of the total commitment under the Loan Facility and 50 basis points (0.50%) per annum, accruing on the portion of the undrawn commitment that is less than or equal to 65.00% of the total commitment under the Loan Facility.

The initial maximum principal amount under the Loan Agreement is $300.0 million and the Loan Agreement includes an accordion provision to permit increases to the total facility amount up to a maximum of $500.0 million, subject in each case to the satisfaction of certain conditions. Proceeds from loans made under the Loan Facility may be used for SPV’s general corporate purposes, to fund collateral obligations acquired by SPV, to pay certain fees and expenses and to make distributions to the Company, subject to certain conditions set forth in the Loan Agreement.

Revolving loans borrowed under the Loan Facility may be repaid and reborrowed until the end of the Revolving Period, which can occur no later than October 18, 2027 (unless extended), and all amounts outstanding under the Loan Facility must be repaid by the earlier of (i) October 18, 2029 or (ii) the occurrence of an event of default.

The Loan Facility is secured by all of the assets held by SPV. The Loan Agreement includes customary affirmative and negative covenants, including certain limitations on the incurrence of additional indebtedness and liens, as well as usual and customary events of default for loan facilities of this nature.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement attached hereto as Exhibit 10.2.

Item 2.03.	Creation of Direct Financial Obligation

The information included under Item 1.01 above regarding the Capital Call Credit Agreement and the Loan Agreement is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities

On October 21, 2024, the Company sold and issued approximately 4,000,000 common shares of beneficial interest (“Common Shares”) for an aggregate consideration of approximately $100.0 million at a price of $25.00 per Common Share.

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

On October 18, 2024, the Company adopted an amended Joint Code of Ethics (as amended, the “Code”) applicable to, among others, the Company, the Adviser, and affiliates of the Adviser. The Code was amended to, among others, clarify the parties with oversight authority for the various portions of the Code.

The amendments reflected in the Code did not relate to or result in any waiver, explicit or implicit, of any provision of the previous Compliance Manual and Code of Ethics.

The foregoing description of the amendments reflected in the Code is not complete and is qualified in its entirety by reference to the full text of the Code, a copy of which is attached hereto as Exhibit 14.1 and is incorporated by reference into this Item 5.05.

Item 9.01.	Financial Statements and Exhibits.

d)	Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Declaration of Trust

3.2	Bylaws

10.1	Investment Advisory Agreement

10.2	Administration Agreement

10.3	Expense Support and Conditional Reimbursement Agreement

10.4	Credit Agreement dated as of October 18, 2024, by and among the Company, as borrower, the Adviser, and the Administrative Agent.

10.5	Loan and Servicing Agreement, dated as of October 18, 2024, by and among the SPV, as borrower, the Company as Servicer, the lenders from time to time party thereto, the Agent as administrative agent and U.S. Bank Trust Company, National Association as Collateral Agent and Collateral Administrator.

14.1	Joint Code of Ethics of the Company, AGL US DL Management LLC, AGL Credit Management LLC and AGL CLO Credit Management LLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: October 22, 2024,

AGL PRIVATE CREDIT INCOME FUND

By:	/s/ TAYLOR BOSWELL
Taylor Boswell
Chief Executive Officer